Exhibit 10.2

FORM EQUITY COMPENSATION GRANT AGREEMENT
THIS EQUITY COMPENSATION GRANT AGREEMENT (the “Agreement”) is made by and between Caesars Entertainment Operating Company, Inc., a Delaware corporation (“CEOC”), Caesars Entertainment Corporation, a Delaware corporation and parent of CEOC (“CEC”), Caesars Acquisition Company, a Delaware corporation and joint venture partner with subsidiaries of CEC (the “Corporation”) in Caesars Growth Partners, LLC, a Delaware limited liability company (“Growth Partners”) and __________ (“Participant”) on ______ __, 2014. Any capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the “CAC Plan” (defined below).
WHEREAS, pursuant to that certain Management Services Agreement, dated as of October 21, 2013, as amended from time to time among CEOC, Growth Partners and the Corporation (the “Management Services Agreement”), CEOC and its affiliates provide certain services to the Corporation, Growth Partners and their subsidiaries and related ventures, including certain corporate, back-office support, advisory and business management services (the “Management Services”);
WHEREAS, the Human Resources Committee (the “HRC”) of the Board of Directors of CEC (the “Board”) has determined that certain individuals, including Participant, play an important role in the provision of the services covered by the Management Services Agreement and that it is necessary and in the best interests of CEC and its stockholders to provide certain additional compensation to such individuals to reward such services, provide a proper incentive in the provision thereof, promote the success of Growth Partners, and more closely align the interests of Participant with those of the stockholders of the Corporation;
WHEREAS, in furtherance of these interests, the HRC has approved a Caesars Acquisition Company Equity-Based Compensation Plan (the “CAC Plan”) and authorized CEOC to grant the award provided for herein to Participant subject to the terms and conditions set forth herein;
WHEREAS, the Corporation has approved the CAC Plan and has determined that it is necessary and in the best interests of the shareholders of the Corporation to provide additional compensation to CEOC in connection with the services it provides pursuant to the Management Services Agreement to properly incentivize and compensate those individuals employed by or providing services to CEC, CEOC or their respective subsidiaries, affiliates or joint ventures who are providing services pursuant thereto or supporting such services;
NOW, THEREFORE, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.	Grant.

(a)Grant. Effective on the date hereof, CEOC hereby grants to Participant an award representing the right to receive from CEOC or a “CEOC Assignee” (defined below) the number of shares of Class A common stock of the Corporation, par value $0.001 per share (“Common Stock”), with an aggregate Fair Market Value (defined below) equal to $[___], subject to the conditions set forth in this Agreement (the “Grant”).

(b)Grant Subject to the CAC Plan. The Grant is subject in all respects to the terms of the CAC Plan, which are incorporated herein by reference. In the event of any conflict between this Agreement and the CAC Plan, the CAC Plan controls.

(c)Acceptance of Agreement. In order to accept this Agreement, Participant must indicate acceptance of the Grant and acknowledgment that the terms of this Agreement have been read and understood by signing and returning a copy of this Agreement as instructed by CEOC. By accepting this Agreement, (i) Participant consents to the electronic delivery of prospectuses, annual reports and other information that may be required to be delivered by Securities and Exchange Commission rules (which consent may be revoked in writing by Participant at any time upon three business days’ notice to CEOC, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to Participant) and (ii) Participant agrees that no circumstances currently exist that give rise to constructive termination, “good reason” or similar claims under any employment, equity and other compensatory agreements between Participant, on the one hand, and CEC, CEOC or any of their subsidiaries, affiliates or joint ventures, on the other hand.

2.Vesting; Settlement; Registration Rights.

The Grant shall vest and be settled as provided in the CAC Plan, and the Corporation has agreed to file a shelf registration statement in respect of the shares of Common Stock delivered in settlement thereof in accordance with the terms of the CAC Plan.

3.Forfeiture of Gain.

(a)    If, after a termination by Participant from employment or services with CEC or CEOC or any of their respective subsidiaries, affiliates or joint ventures, the Committee determines that grounds existed to terminate Participant for Cause, then the Committee may, in its discretion, require Participant or any other person to whom any payment has been made or shares of Common Stock or other property have been transferred in connection with the Grant after the date of the conduct constituting Cause, to forfeit and pay over to CEOC or a CEOC Assignee, on demand, all or any portion of the compensation, gain or the value realized (whether or not taxable) on the vesting, payment or settlement of the Grant during the period following the date of the conduct constituting Cause.

(b)    As provided in the CAC Plan, the Grant may also be subject to clawback, forfeiture or similar requirements to the extent required by applicable law or by a policy adopted by CEC, CEOC or any of their respective subsidiaries, affiliates or joint ventures.

4.Compliance with Legal Requirements.

(a)    Generally. The Grant, and any other obligations of CEOC, CEC, the Corporation or Growth Partners or any other person under this Agreement, shall be subject to all applicable federal, provincial, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee shall have the right to impose such restrictions on the Grant as it deems necessary or advisable under applicable federal securities laws, the rules and regulations of any stock exchange or market upon which the shares of Common Stock are then listed or traded, and/or any blue sky or state securities laws applicable to such Grant. Participant agrees to take all steps the Committee, CEC or CEOC determine are necessary to comply with all applicable provisions of federal and state securities law in exercising his or her rights under this Agreement.

(b)    Taxes; Withholding.

(i)On the applicable Settlement Date, it is anticipated that Participant will recognize tax at ordinary income rates on the Fair Market Value of the Earned Shares delivered to Participant on such date or event.

(ii)The vesting and settlement of the Grant and all Installments as provided in the CAC Plan shall be subject to Participant satisfying any applicable federal, state, local and foreign tax withholding obligations. CEOC or a CEOC Assignee shall have the power and the right to require Participant to remit to CEOC or a CEOC Assignee, or deduct or withhold from all amounts payable to Participant in connection with the Grant or otherwise, an amount sufficient to satisfy any applicable taxes required by law, subject to the registration rights that have been agreed to by the Corporation as described in the CAC Plan. To the extent Participant is unable to sell sufficient shares of Common Stock to cover this tax withholding obligation because there is no effective registration statement or because of limited float in the Common Stock, the Grant will be payable in cash to the extent required to satisfy the applicable taxes.

5.	Miscellaneous.

(a)    Transferability. The Grant may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Participant other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order, or, if approved or ratified by the Committee. Any transfer permitted by this Section 5(a) shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights or for interests in an entity in which more than 50% of the voting interests are held by Participant or by Participant’s family members).

(b)    Waiver. Any right of CEOC or CEC contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(c)    Notices. Any written notices provided for in this Agreement shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax, pdf/email or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to Participant, at Participant’s address indicated by CEOC’s records, or if to the Corporation, Growth Partners, CEC or CEOC, to each such entity’s respective principal business office, the addresses of which are as follows:

Caesars Acquisition Company
One Caesars Palace Drive
Las Vegas, Nevada 89109
Attention:    Chief Executive Officer
Facsimile:    (514) 635-1277

Caesars Growth Partners, LLC
One Caesars Palace Drive
Las Vegas, Nevada 89109
Attention:    Chief Executive Officer
Facsimile:    (514) 635-1277

Caesars Entertainment Operating Company, Inc.
One Caesars Palace Drive
Las Vegas, Nevada 89109
Attention:    General Counsel
Facsimile:    (702) 407-6418

(d)    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(e)    No Rights to Employment. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee or other service provider of CEC, CEOC, a CEOC Assignee or any of their respective subsidiaries, affiliates or joint ventures or shall interfere with or restrict in any way the right of CEC, CEOC, a CEOC Assignee or any of their respective subsidiaries, affiliates or joint ventures, which are hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.
(f)    No Rights to Award. The grant to Participant of the Grant pursuant to this Agreement shall not give Participant any claim or rights to be granted any future award or additional awards, subject to any express contractual rights (set forth in a document other than this Agreement) to the contrary.
(g)    Successors and Assigns. The terms of this Agreement shall be binding upon and inure to the benefit of the Corporation, Growth Partners, CEC and CEOC as applicable, and their respective successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant. CEOC shall have the right to assign its obligations and rights under this Agreement and the CAC Plan to any affiliate of CEOC or CEC that becomes a party to (i) the Management Services Agreement, (ii) a successor to such agreement or (iii) a similar agreement pursuant to which any Management Services are provided (any such affiliate, a “CEOC Assignee”).

(h)    Entire Agreement. This Agreement, the Management Services Agreement, any successor agreement to the Management Services Agreement or any agreement that is similar to the Management Services Agreement and pursuant to which any Management Services are provided, contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(i)    Amendment. The Grant and this Agreement may be amended in writing signed by the Parties hereto; provided, that, the Committee shall have the authority to amend the Grant and this Agreement without consent by any other party unless such amendment shall materially adversely impact Participant’s rights hereunder.

(j)    Governing Law. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

(k)    Captions. The captions and headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

IN WITNESS WHEREOF, CEC, CEOC, the Corporation, Growth Partners and Participant have executed this Agreement as set forth below.

CAESARS ACQUISITION COMPANY
By:__________
Name:
Title:

Date: __________________________________

CAESARS ENTERTAINMENT CORPORATION
By:__________
Name:
Title:

Date: __________________________________
CAESARS ENTERTAINMENT OPERATING COMPANY, INC.
By:__________
Name:
Title:

Date: __________________________________

CAESARS GROWTH PARTNERS, LLC
By:__________
Name:
Title:

Date: __________________________________
Agreed to and Accepted by:

_________________________
Participant
Date:____________________